Exhibit (10)(o)(v)

CONSENT AND MODIFICATION

June 12, 2002

Potlatch Corporation
601 West Riverside Avenue, Suite 1100
Spokane, WA 99201
Attn:  Gerald L. Zuehlke, Vice President and Chief Financial Officer

Re:
Credit Agreement, dated as of June 29, 2001 among Potlatch Corporation, a Delaware corporation, as Borrower, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A. as Administrative Agent (as amended and modified by the First Amendment thereto dated August 27, 2001, the Second Amendment thereto dated December 19, 2001, the Third Amendment and Waiver thereto dated January 24, 2002, and that certain consent letter dated March 19, 2002, the “Potlatch Credit Agreement”).

Ladies and Gentlemen:

Reference is hereby made to the above-referenced Potlatch Credit Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Potlatch Credit Agreement.

You have requested a further modification of the Potlatch Credit Agreement as follows:

Notwithstanding the definition of “Consolidated Net Worth” and the terms of Sections 7.10(a) and 7.10(b) of the Credit Agreement, effective as of March 31, 2002 the after-tax charge taken by the Borrower in the first quarter of its 2002 fiscal year to cover costs associated with the write-down of the book value of assets and closure costs in connection with the Borrower’s closure of its remaining printing papers mill in Brainerd, Minnesota, and its exit from the coated printing papers business, as more fully described in the press release issued by the Borrower on March 18, 2002 and filed with the Securities and Exchange Commission in a filing on Form 8-K on March 18, 2002 (the “After-Tax Charge”), shall be excluded from the calculation of (i) the Funded Indebtedness to Capitalization Ratio for the purposes of determining compliance with Section 7.10(a) and (ii) Consolidated Net Worth for the purposes of determining compliance with Section 7.10(b); provided that such exclusion in connection with the After-Tax Charge shall be limited to $150 million.

You have asked the Required Lenders to consent to the above modification and the Required Lenders hereby consent to the above modification.

Except to the extent specifically provided to the contrary in this letter, all terms and conditions of the Potlatch Credit Agreement shall remain in full force and effect, without modification or limitation. This consent and modification shall not operate as a consent to any other action or inaction by the Borrower or any of the Guarantors, or as a waiver of any right, power, or remedy of any Lender or the Agent under, or any provision contained in, the Potlatch Credit Agreement except as specifically provided herein. This consent and may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed to constitute one and the same instrument. This letter shall constitute a Credit Document.

Very truly yours,

LENDERS:	BANK OF AMERICA, N.A., in its capacity as Administrative Agent

By:

Name:

Title:

BANK OF AMERICA, N.A., individually in its capacity as a Lender

By:

Name:

Title:

THE BANK OF NOVA SCOTIA

By:

Name:

Title:

COBANK, ACB

By:

Name:

Title:

WELLS FARGO BANK, N.A.

By:

Name:

Title:

[Lender Signatures Continue]

WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a WACHOVIA BANK, N.A.)

By:

Name:

Title:

NORTHWEST FARM CREDIT SERVICES, PCA

By:

Name:

Title:

TRANSAMERICA BUSINESS CAPITAL CORPORATION

By:

Name:

Title:

CAPITAL FARM CREDIT

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION

By:

Name:

Title: